EXHIBIT 2.2

ASSIGNMENT OF CONTRACT

          THIS ASSIGNMENT (the “Assignment”) is made effective as of this 26th day of February, 2003, by and among APPLE SUITES REALTY GROUP, INC., a Virginia corporation (the “Assignor”), APPLE HOSPITALITY FIVE, INC., a Virginia corporation (“AHF”), and AHF BATON ROUGE LIMITED PARTNERSHIP, a Virginia limited partnership (“AHF Baton Rouge “).

RECITALS

          A.          The Assignor has entered into an Agreement of Sale dated as of February 26, 2003 (the “Contract”) with Promus Hotels, Inc., a Delaware corporation, and Promus Hotels Florida, Inc., a Delaware corporation (collectively, “Sellers”), whereby Sellers agreed to sell, and the Assignor agreed to purchase, certain real properties located in Baton Rouge, Louisiana, as more particularly described in the Contract (the “Louisiana Property”); and in Albuquerque, New Mexico, and Colorado Springs, Colorado, as more particularly described in the Contract (the “New Mexico and Colorado Properties”).

          B.           The Assignor now desires to assign its rights under the Contract with respect to the Louisiana Property to AHF Baton Rouge and its rights under the Contract with respect to the New Mexico and Colorado Properties to AHF.

WITNESSETH

          FOR AND IN CONSIDERATION OF the sum of Ten Dollars ($10.00) cash in hand paid, other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.          Assignment.  The Assignor hereby assigns and conveys (i) to AHF all of the Assignor’s right, title and interest in, to and under the Contract with respect to the New Mexico and Colorado Properties and (ii) to AHF Baton Rouge all of the Assignor’s right, title and interest in, to and under the Contract with respect to the Louisiana Property.

          2.          Assumption.  AHF hereby assumes and agrees to perform all of the Assignor’s obligations under the Contract with respect to the New Mexico and Colorado Property.  AHF Baton Rouge hereby assumes and agrees to perform all of the Assignor’s obligations under the Contract with respect to the Louisiana Property.

          IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the day first above written.

APPLE SUITES REALTY GROUP, INC., a Virginia corporation

By:	/s/ GLADE M. KNIGHT

Name:	Glade M. Knight
Title:	President

APPLE HOSPITALITY FIVE, INC., a Virginia corporation

By:	/s/ GLADE M. KNIGHT

Name:	Glade M. Knight
Title:	President

AHF BATON ROUGE LIMITED PARTNERSHIP, a Virginia limited partnership

By	AHF BATON ROUGE GP, INC., a Virginia corporation, its general partner

By:	/s/ GLADE M. KNIGHT

Name:	Glade M. Knight
Title:	President